UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2006

NATIONAL HOUSING PARTNERSHIP REALTY FUND IV

(Exact name of Registrant as specified in its charter)

            Maryland

    0-15731

       52-1473440

(State or other jurisdiction

  (Commission

    (I.R.S. Employer

     of incorporation)

  File Number)

  Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

National Housing Partnership Realty Fund IV (the “Registrant”) owns a 99% limited partnership interest in Kennedy Homes Limited Partnership (“Kennedy Homes”). On April 17, 2006, Kennedy Homes entered into a contract with the City of Gainesville, Florida (the “Purchaser”) to sell its investment property (the “Property”) to the Purchaser for $1,950,000.

In October 2003, gas leaks were discovered at the Property, which forced the Property’s management to relocate its tenants.  The Property has remained vacant since that time.  The existing mortgage debt on the Property, which is held by an affiliate of the Registrant’s general partner, is delinquent due to a failure by Kennedy Homes to make required monthly payments.  Kennedy Homes also owes principal and interest amounts to a third party under a deferred acquisition note, which matured on February 28, 2001.  Kennedy Homes was unable to repay the deferred acquisition note upon its maturity.  The Registrant does not currently anticipate that there will be any distributable proceeds from this sale to the Registrant or the Registrant’s partners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HOUSING PARTNERSHIP REALTY FUND IV

By:

The National Housing Partnership

Its sole General Partner

By:

National Corporation for Housing

Partnerships, its sole General Partner

By:

/s/David R. Robertson

David R. Robertson

President and Chief Executive Officer

Date: April 24, 2006